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                                                               EXHIBIT 10(J)(12)
LOAN NO. C-332344

                        ENVIRONMENTAL INDEMNITY AGREEMENT

         THIS ENVIRONMENTAL INDEMNITY AGREEMENT is entered into as of September 2, 1999 by the undersigned ("Indemnitors") in favor of The Northwestern Mutual Life Insurance Company ("Northwestern") and the other Indemnified Parties referred to herein.

                                    RECITALS

         A. Northwestern is contemporaneously herewith making a loan (the "Loan") to Koger Equity, Inc., a Florida corporation, (the "Borrower") secured or to be secured by a Mortgage or Deed of Trust and Security Agreement from Borrower to Northwestern (the "Lien Instrument") on the fee title and/or leasehold interest in the property described in Exhibits "A-1" through "A-10" attached hereto.

         B. In order to induce Northwestern to make the Loan, Indemnitors have agreed to execute and deliver this Environmental Indemnity Agreement.

         C. Each of the Indemnitors has a substantial direct or indirect interest in the Property, financial or otherwise.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby agree and covenant for the benefit of Northwestern and the other Indemnified Parties as follows:

         1. The following definitions shall apply to this Environmental Indemnity Agreement:

         (a) "Environmental Activity or Condition" means the presence, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or transportation of any Hazardous Substance on, onto, in, under, over or from the Property or the violation of any Environmental Law because of the condition of, or activity on, the Property.

         (b) "Environmental Law" means all law relating to hazardous waste, chemical substances or mixtures or hazardous, toxic, dangerous or unhealthy substances or conditions or relating to the interaction of the use or ownership of property and the environment, whether such law is: (i) criminal or civil,
(ii) federal, state or local, (iii) statutory, common law or administrative regulation, (iv) currently in effect or enacted in the future.

         (c) "Hazardous Substance" means any substance which (i) is designated as hazardous, toxic or dangerous or similarly designated under any Environmental Law, (ii) is regulated under any Environmental Law or by any governmental or quasi-governmental agency, or (iii) could be a hazard to health, safety or property values. Without limiting the foregoing, Hazardous Substances shall include underground storage tanks, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, dioxins and petroleum products.



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         (d) "Property" means the property described in Exhibits "A-1" through
"A-10" attached hereto, including the soil, surface water, ground water, air and improvements on, beneath or above such property.

         2. Indemnitors hereby agree to indemnify, defend and hold Northwestern and its trustees, officers, policyholders, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, (collectively, "Damages") suffered or incurred by any of the Indemnified Parties as a result of any Environmental Activity or Condition which would not have been suffered or incurred if Northwestern had not made the Loan; provided, however, the Indemnitors shall not be liable to the Indemnified Parties for any Damages to the extent such Damage arise as a result of any gross negligence or willful misconduct of the Indemnified Parties. The liability of Indemnitors as set forth in the preceding sentence includes, without limitation, the following:

         (a) Any costs of, or liability for, investigation, cleanup or remediation of environmental damage;

         (b) Any damages resulting from the diminution in value or unmarketability of the Property or any other property;

         (c) Any consequential or punitive damages suffered or incurred by any of the Indemnified Parties;

         (d) Any fines, penalties, assessments, judgments or other liabilities resulting from any claim, judgment or finding concerning the violation of any Environmental Law;

         (e) Any amounts expended by any of the Indemnified Parties in good faith to settle or compromise any claim or allegation of liability covered by this Agreement.

The liability of Indemnitors hereunder shall continue, without reduction or change, for a period of two years subsequent to either (i) the Loan being repaid in full (other than by foreclosure or deed-in-lieu of foreclosure) or (ii) Northwestern becoming owner of the Property through foreclosure, deed-in-lieu of foreclosure or otherwise, excepting only Damages resulting from actions taken either by Northwestern, by successive owners of the Property or by those contracting with Northwestern or any successive owner subsequent to Northwestern becoming owner of the Property; provided, however, that Indemnitors shall nonetheless be responsible for the actions of any party investigating or cleaning up Hazardous Substances, whether or not contracted for by Northwestern, if Indemnitors are otherwise liable hereunder or otherwise for such investigation or clean up. The liability of Indemnitors hereunder shall not be reduced or otherwise affected by any Environmental Activity or Condition occurring or existing prior to Northwestern becoming owner of the Property even if caused in whole or part by a predecessor in title, tenant, trespasser or other third person, whether on or off of the Property. As between Indemnitors and the Indemnified Parties, the agreements by Indemnitors hereunder shall override and be in lieu of any statutory, regulatory or common law prescriptions for liability, contribution or cost sharing.

         3. The liability of Indemnitors under this Environmental Indemnity Agreement (i) shall not be subject to any limitations on liability set forth in any of the documents evidencing the Loan and (ii) shall be an unsecured obligation of Indemnitors to each of the Indemnified Parties, notwithstanding the terms of the Lien Instrument or any other agreement.

         4. Without limitation except as provided below following clause (e) of this section 4, the obligations and liability of any Indemnitor under this Environmental Indemnity Agreement shall in no way be waived, released, discharged, reduced, mitigated or otherwise affected by:




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                  (a)      The repayment of the Loan and/or the satisfaction or
release of the Lien Instrument; or

                  (b) Any neglect, delay or forbearance of Northwestern in demanding, requiring or enforcing payment of the indemnity due hereunder; or

                  (c) The receivership, bankruptcy, insolvency or dissolution of any Indemnitor or any affiliate thereof; or

                  (d) Any sale or refinancing of, or other transactions related to, the Property by Borrower or Northwestern; or

                  (e) Any of the Indemnitors transferring or divesting any or all of his, her or its estate, right, title or interest in or to the Property or any interest in any entity.

         Notwithstanding anything in this Indemnity Agreement to the contrary, this Indemnity Agreement shall terminate and be of no force and effect (except as to claims for Damages asserted prior to such date) on the earlier of (i) the date two years after the earlier of (1) Northwestern having received repayment in full of the Loan other than through acquisition of the Property by Northwestern, and (2) a person or entity other than Northwestern or one of its affiliates having become owner of the Property, and (ii) the date when any right to bring a claim for Damages expires under applicable law.

         5. Without limiting the other provisions hereof, in the event any claim (whether or not a judicial or administrative action is involved) is asserted against any of the Indemnified Parties with respect to any Environmental Activity or Condition, Northwestern shall have the right to select the engineers, other consultants and attorneys for the defense of the Indemnified Parties but not for the Indemnitors, to determine the appropriate legal strategy for such defense and to compromise or settle such claim solely as to the Indemnified Parties and not with respect to any claim as it relates to the Indemnitors, all in Northwestern's discretion, and Indemnitors shall be liable to Northwestern in accordance with the terms hereof for all Damages suffered or incurred by Northwestern in this regard.

         6. Without limiting the other provisions hereof, if Northwestern acquires legal possession and/or title to the Property and Northwestern becomes aware of any Environmental Activity or Condition for which Indemnitors may have liability in accordance with the other provisions of this Environmental Indemnity Agreement, whether or not a claim is asserted against Northwestern or any of the other Indemnified Parties, Northwestern shall have the right to take such action as Northwestern shall deem reasonably necessary, in Northwestern's discretion, to protect health, safety and property values and to minimize the probability or extent of liability to Northwestern and the other Indemnified Parties, including, without limitation, investigation and/or cleanup, and Indemnitors shall be liable to Northwestern in accordance with the terms hereof for all Damages suffered or incurred by Northwestern in this regard.

         7. The liability of Indemnitors shall be joint and several.

         8. No action or proceeding brought or instituted under this Environmental Indemnity Agreement and no recovery made as a result thereon shall be a bar or defense to any further action or proceeding under this Environmental Indemnity Agreement.



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         9. Subject to the termination of this Indemnity Agreement in accordance with section 4 hereof, the covenants, agreements, indemnities, terms and conditions contained in this Environmental Indemnity Agreement shall, extend to, and be binding upon, Indemnitors and its successors and assigns, and shall inure to the benefit of, and may be enforced by, Northwestern or any of the other Indemnified Parties and its and their successors and assigns.

         10. Each provision of this Environmental Indemnity Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Environmental Indemnity Agreement shall be prohibited, invalid or ineffective under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Environmental Indemnity Agreement.

         11. Indemnitors shall reimburse Northwestern and the other Indemnified Parties for all reasonable attorneys' fees and expenses incurred in connection with the enforcement of the Indemnified Parties' rights under this Environmental Indemnity Agreement, including those incurred in any case, action, proceeding, claim under the Federal Bankruptcy Code or any successor statute.

         12. As additional assurance for the timely performance of the obligations of Indemnitors hereunder, each Indemnitor hereby assigns to Northwestern any rights such Indemnitor may have against any other person or entity (including, without limitation, any present, future or former owners, tenants or other occupants or users of the Property or any portion thereof) relating to the matters covered by this Environmental Indemnity Agreement.

         13. Each Indemnitor agrees that it shall have no right of contribution or subrogation against any other Indemnitor hereunder unless and until all obligations of Indemnitors hereunder have been satisfied. Each Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution such Indemnitor may have shall be junior and subordinate to the rights of Northwestern against any Indemnitor hereunder.

         14. No consent by any Indemnitor shall be required for any assignment or reassignment of the rights of Northwestern hereunder to one or more purchasers of the Loan or the Property or any portion of either.












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         IN WITNESS WHEREOF, the undersigned Indemnitors have executed this
Environmental Indemnity Agreement as of the day and year first above written.


                                             Indemnitors

                                             KOGER EQUITY, INC., a Florida
                                             Corporation

                                             By: /s/ G. DANNY EDWARDS
                                                ---------------------
                                                     TREASURER

 (corporate seal)                            Attest: /s/ W. LAWRENCE JENKINS
                                                     -----------------------
                                                     CORPORATE SECRETARY
                                                     AND VICE PRESIDENT
















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